                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 July 25, 2000
                                Date of Report
                       (Date of earliest event reported)

                                INFOSPACE, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


         0-25131                             91-1718107
     (Commission File No.)           (IRS Employer Identification Number)


                     601 108/th/ Avenue N.E., Suite 1200
                          Bellevue, Washington 98004
                   (Address of Principal Executive Offices)

                                 425-201-6100
             (Registrant's Telephone Number, Including Area Code)

Item 5.     Other Events
-------     ------------

     In connection with the acquisition of Prio, Inc. by InfoSpace, Inc., a Delaware corporation ("InfoSpace"), which was accounted for as a pooling of interests, InfoSpace recast its financial statements. This Current Report on Form 8-K includes the recast balance sheets of InfoSpace as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and accumulated other comprehensive income, and cash flows for the years ended December 31, 1999, 1998 and 1997.

Item 7.     Financial Statements and Exhibits
-------     ---------------------------------

         (c)   Exhibits.

               23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

               23.2  Consent of KPMG LLP, Independent Auditors.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
InfoSpace, Inc.:

Independent Auditors' Report.............................................  F-2

Independent Auditors' Report.............................................  F-3

Consolidated Balance Sheets..............................................  F-4

Consolidated Statements of Operations....................................  F-5

Consolidated Statements of Changes in Stockholders' Equity and
 Accumulated Other Comprehensive Income..................................  F-6

Consolidated Statements of Cash Flows....................................  F-7

Notes to Consolidated Financial Statements...............................  F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of InfoSpace
Redmond, Washington

  We have audited the accompanying consolidated balance sheets of InfoSpace, Inc. and subsidiaries (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and accumulated other comprehensive income, and cash flows for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of the Company and Prio, Inc. (Prio), which has been accounted for as a pooling of interests as described in Note 7 to the consolidated financial statements. We did not audit the financial statements of Prio for the years ended December 31, 1998 and 1997, which statements reflect total revenues of $9,000 and $74,000, respectively, net loss of $14,150,000 and $8,283,000 for the respective years then ended, and total assets of $30,665,000 as of December 31, 1998. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Prio for such periods, is based solely on the report of such other auditors.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoSpace, Inc. and subsidiaries as of December 31, 1999 and 1998, and results of their operations and their cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Seattle, Washington
March 17, 2000

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Prio, Inc.:

  We have audited the balance sheet of Prio, Inc. (the Company), formerly SaveSmart, Inc., (a development stage enterprise) as of December 31, 1998, and related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prio, Inc. (a development stage enterprise) as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Mountain View, California
April 2, 1999

                                INFOSPACE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                            December 31,            March 31,
                                          1999          1998          2000
                                      ------------  ------------  -------------
                                                                   (unaudited)
               ASSETS

Current assets:
  Cash and cash equivalents.........  $ 37,985,250  $ 39,986,609  $  35,561,656
  Short-term investments, held-to-
   maturity (fair market value
   $124,656,361, $74,315,294 and
   $110,611,874)....................   124,720,142    74,301,803    114,459,290
  Accounts receivable, net of
   allowance for doubtful accounts
   of $702,960, $603,278 and
   $705,609.........................     6,663,497     3,470,364      8,273,390
  Interest receivable...............     3,333,772         9,874      2,771,622
  Notes receivable, net of allowance
   of $12,075, $0 and $9,975........    11,580,866        35,061     25,578,115
  Prepaid expenses and other assets
   .................................    10,304,244     3,899,715     15,142,541
                                      ------------  ------------  -------------
    Total current assets............   194,587,771   121,703,426    201,786,614
Long-term investments, held-to-
 maturity (fair market value
 $70,971,645, $1,252,051 and
 $39,857,832).......................    71,416,776     1,252,438     37,838,717
Property and equipment, net ........     7,998,957     4,126,312     18,861,989
Other long-term assets .............       702,641       639,106      2,089,664
Other investments ..................    17,038,508       644,391     63,846,750
Intangible assets, net..............    73,842,557     5,304,256    385,787,368
                                      ------------  ------------  -------------
Total assets........................  $365,587,210  $133,669,929  $ 710,211,102
                                      ============  ============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................  $  2,810,141  $  3,834,505  $   3,255,313
  Accrued expenses..................    18,501,053     6,656,497     24,096,173
  Deferred revenues.................     2,672,531     1,401,865      3,657,588
  Other current liabilities and
   short-term debt..................     1,042,437     1,057,560        764,611
                                      ------------  ------------  -------------
    Total current liabilities.......    25,026,162    12,950,427     31,773,685
Long-term liabilities...............       685,762       989,431      1,693,897
Minority interest...................           --            --      29,158,321
                                      ------------  ------------  -------------
    Total liabilities...............    25,711,924    13,939,858     62,625,903
Commitments and contingencies (Note
 8)
Stockholders' equity:
  Preferred stock, par value
   $.0001--Authorized, 15,000,000
   shares; issued and outstanding,
   1, 0 and 1 share.................           --            --             --
  Common stock, par value $.0001--
   Authorized, 900,000,000 shares;
   issued and outstanding,
   211,853,372, 178,958,716 and
   227,733,868 shares...............        21,185        17,896         22,773
  Additional paid-in capital........   440,878,391   164,490,626    829,459,962
  Accumulated deficit...............   (98,512,435)  (40,940,646)  (182,227,743)
  Deferred expense--warrants........    (2,311,159)   (3,126,862)    (2,080,070)
  Unearned compensation--stock
   options..........................    (1,518,144)     (668,595)    (1,259,254)
  Accumulated other comprehensive
   income...........................     1,317,448       (42,348)     3,669,531
                                      ------------  ------------  -------------
    Total stockholders' equity......   339,875,286   119,730,071    647,585,199
                                      ------------  ------------  -------------
Total liabilities and stockholders'
 equity.............................  $365,587,210  $133,669,929  $ 710,211,102
                                      ============  ============  =============

                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      Three Months Ended
                                Years Ended December 31,                   March 31,
                          ---------------------------------------  --------------------------
                              1999          1998         1997          2000          1999
                          ------------  ------------  -----------  -------------  -----------
                                                                          (unaudited)
Revenues................  $ 37,390,303  $  9,631,927  $ 1,816,542  $  19,005,740  $ 5,259,418
Cost of revenues .......     7,267,447     2,330,685      492,809      3,118,772    1,308,500
                          ------------  ------------  -----------  -------------  -----------
   Gross profit.........    30,122,856     7,301,242    1,323,733     15,886,968    3,950,918
Operating expenses:
 Product development....    11,316,073     7,567,202    4,560,136      4,777,280    2,486,604
 Sales and marketing....    47,651,048    10,783,310    1,476,576      8,452,028    5,416,649
 General and
  administrative........    12,486,244     7,378,030    5,069,138      6,077,685    2,650,575
 Amortization of
  intangibles...........     3,223,031       709,923       64,056      7,490,751      299,279
 Acquisition and
  related charges.......    13,350,700     2,800,000            0     86,397,306          --
 Other--non-recurring
  charges...............    11,359,500     4,500,000      137,000      2,887,609          --
                          ------------  ------------  -----------  -------------  -----------
   Total operating
    expense.............    99,386,596    33,738,465   11,306,906    116,082,659   10,853,107
                          ------------  ------------  -----------  -------------  -----------
   Loss from
    operations..........   (69,263,740)  (26,437,223)  (9,983,173)  (100,195,691)  (6,902,189)
Other income, net.......    11,703,468       593,348       39,258      3,462,752    1,265,486
Equity in loss from
 joint venture..........       (11,517)     (124,976)         --             --           --
Unrealized gain on
 investments............           --            --           --      23,597,688          --
Minority interest.......           --            --           --      (9,843,321)         --
                          ------------  ------------  -----------  -------------  -----------
Loss from operations
 before income tax
 expense and cumulative
 effect of change in
 accounting principle...   (57,571,789)  (25,968,851)  (9,943,915)   (82,978,572)  (5,636,703)
Income tax expense......           --            --           --         (17,520)         --
                          ------------  ------------  -----------  -------------  -----------
Loss from operations
 before cumulative
 effect of change in
 accounting principle...   (57,571,789)  (25,968,851)  (9,943,915)   (82,996,092)  (5,636,703)
Cumulative effect of
 change in accounting
 principle..............           --            --           --        (719,216)         --
                          ------------  ------------  -----------  -------------  -----------
Net loss................  $(57,571,789) $(25,968,851) $(9,943,915) $ (83,715,308) $(5,636,703)
                          ============  ============  ===========  =============  ===========
Basic and diluted net
 loss per share.........  $      (0.29) $      (0.23) $     (0.11) $       (0.39) $     (0.03)
                          ============  ============  ===========  =============  ===========
Shares used in computing
 basic net loss per
 share..................   196,222,147   114,519,323   91,469,901    217,120,107  179,618,040
                          ============  ============  ===========  =============  ===========
Shares used in computing
 diluted net loss per
 share..................   196,222,147   114,519,323   91,696,568    217,120,107  179,618,040
                          ============  ============  ===========  =============  ===========



                See notes to consolidated financial statements.

                                INFOSPACE, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   AND ACCUMULATED OTHER COMPREHENSIVE INCOME

                               Years Ended December 31,             March 31
                         ---------------------------------------  -------------
                             1999          1998         1997          2000
                         ------------  ------------  -----------  -------------
                                                                   (unaudited)
Common stock and
 additional paid in
 capital:
Balance, beginning of
 year................... $164,508,522  $ 26,247,955  $ 8,988,597  $ 440,899,576
  Common stock issued...  202,757,019   121,765,685   15,606,030      6,908,430
  Common stock issued
   for acquisitions.....   61,125,843     7,902,309      292,188    376,669,824
  Common stock issued
   for stock options....    2,313,210     1,019,850           23      4,661,779
  Common stock issued in
   exchange
   transactions.........    1,414,000       224,726      109,720            --
  Common stock issued
   for warrants and
   preferred shares.....    5,315,541     2,356,412      988,957            --
  Common stock issued
   for conversion of
   special shares and
   debentures...........      170,369           --           --             --
  Common stock issued
   for employee stock
   purchase plan........      286,088           --           --         343,126
  Unearned
   compensation--stock
   options..............    3,175,984     1,728,772      262,440            --
  Cancelled options for
   deferred services....     (167,000)          --           --             --
  Deferred expense--
   warrants.............          --      3,262,813          --             --
                         ------------  ------------  -----------  -------------
Balance, end of year....  440,899,576   164,508,522   26,247,955    829,482,735
                         ------------  ------------  -----------  -------------
Balance attributed to
 common stock...........       21,185        17,896        9,323         22,773
Balance attributed to
 additional paid in
 capital................  440,878,391   164,490,626   26,238,632    829,459,962
                         ------------  ------------  -----------  -------------
Balance, common stock
 and additional paid in
 capital................  440,899,576   164,508,522   26,247,955    829,482,735
                         ------------  ------------  -----------  -------------
Accumulated deficit:
Balance, beginning of
 year...................  (40,940,646)  (14,971,795)  (5,027,880)   (98,512,435)
  Net loss..............  (57,571,789)  (25,968,851)  (9,943,915)   (83,715,308)
                         ------------  ------------  -----------  -------------
Balance, end of year....  (98,512,435)  (40,940,646) (14,971,795)  (182,227,743)
                         ------------  ------------  -----------  -------------
Deferred expense--
 warrants:
Balance, beginning of
 year...................   (3,126,862)          --           --      (2,311,159)
  Deferred expense--
   warrants.............          --     (3,262,813)         --             --
  Warrant expense.......      815,703       135,951          --         231,089
                         ------------  ------------  -----------  -------------
Balance, end of year....   (2,311,159)   (3,126,862)         --      (2,080,070)
                         ------------  ------------  -----------  -------------
Unearned compensation--
 stock options:
Balance, beginning of
 year...................     (668,595)     (189,955)     (71,437)    (1,518,144)
  Unearned
   compensation--stock
   options..............   (3,175,984)   (1,728,722)    (262,440)           --
  Cancelled options for
   deferred services....      167,000           --           --             --
  Compensation expense--
   stock options........    2,159,435     1,250,132      143,922        258,890
                         ------------  ------------  -----------  -------------
Balance, end of year....   (1,518,144)     (668,545)    (189,955)    (1,259,254)
                         ------------  ------------  -----------  -------------
Accumulated other
 comprehensive income:
Balance, beginning of
 year...................      (42,348)      (25,780)      (5,181)     1,317,448
  Unrealized gain (loss)
   on equity
   investments..........    1,324,301           --           --       2,409,722
  Foreign currency
   translation
   adjustment...........       35,495       (16,568)     (20,599)       (57,639)
                         ------------  ------------  -----------  -------------
Balance, end of year....    1,317,448       (42,348)     (25,780)     3,669,531
                         ------------  ------------  -----------  -------------
                         $339,875,286  $119,730,121  $11,060,425  $ 647,585,199
                         ============  ============  ===========  =============

                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Three Months Ended
                                Years Ended December 31,                 March 31,
                           -------------------------------------  ------------------------
                               1999         1998         1997        2000         1999
                           ------------  -----------  ----------  -----------  -----------
                                                                        (unaudited)
 Net loss................   (57,571,793) (25,968,851) (9,943,915) (83,715,308)  (5,636,703)
 Adjustments to
  reconcile net loss to
  net cash provided
  (used) by operating
  activities.............           --           --          --           --           --
  Trademark
   amortization..........     1,500,000    1,500,000         --           --           --
  Depreciation and other
   amortization..........     5.545,201    1,578,543     590,325    8,650,408    1,522,071
  Write-off of in-
   process research and
   development...........     9,200,000    2,800,000         --    74,100,000          --
  Write-down of
   inventory to net
   realizable value......           --           --      783,000          --           --
  Compensation expense--
   stock options.........    19,811,694    1,273,132     859,922      258,888       24,089
  Currency translation...     42,520,00      (28,308)    (29,830)         --           --
  Warrants expense.......       815,703      135,951         --     3,118,698      203,925
  Noncash issuance of
   common stock..........           --        70,000         --           --           --
  Noncash services
   exchanged.............     1,414,000      190,436      49,720      110,000          --
  Bad debt expense.......       499,464      687,602      47,000       29,061      150,437
  Equity in loss in
   joint venture.........        25,759       56,976         --       (81,025)      55,052
  Gain on disposal of
   interest in
   investee..............           --       (35,000)        --           --           --
  Gain on sale of
   intangibles...........     (7,830,00)         --          --           --           --
  Loss (gain) on
   disposal of fixed
   assets................        21,019      111,229     225,743       14,099        1,905
  Warrants--income.......    (1,295,325)         --          --    (3,218,222)         --
  Unrealized gain in
   investments...........           --           --          --   (23,597,688)         --
  Cumulative translation
   adjustment............           --           --          --        (4,124)         --
  Minority interest in
   venture fund..........           --           --          --     9,843,321          --
  Business acquisition
   cost .................           --           --          --    14,684,574          --
  Cumulative effect of
   change in accounting
   principle ............           --           --          --       505,743          --
  Cash provided (used)
   by changes in
   operating assets and
   liabilities, net of
   assets acquired in
   business
   combinations:                    --           --          --           --           --
   Accounts receivable...    (3,681,473)  (3,656,668)   (421,990)  (1,057,751)    (346,890)
   Notes receivable......   (11,314,171)         --          --           --           --
   Interest receivable...    (3,312,082)         --          --       562,150     (420,480)
   Prepaid expenses and
    other assets.........    (8,055,947)  (2,506,941)   (286,253)  (3,020,563)    (933,484)
   Other long-term
    assets...............       (90,716)    (337,500)        --       (14,846)     (15,876)
   Other tangible
    assets...............           --       (66,865)        --           --           --
   Accounts payable......    (1,024,359)   4,332,060     583,374      251,204   (2,239,320)
   Accrued expenses......    11,365,894    4,845,658     199,648   (3,729,167)  (2,835,308)
   Other long-term
    liabilities..........       (57,000)     128,440         --           --           --
   Deferred revenue......     1,273,963    1,337,716      58,261      479,314       87,888
                           ------------  -----------  ----------  -----------  -----------
 Net cash used by
  operating activities...   (34,895,479) (13,552,390) (7,284,995)  (5,831,234) (10,382,754)
 Investing Activities:
 Business acquisitions
  net of cash required...   (19,514,794)    (311,951)    (14,000) (11,417,506)         --
 Other investments.......   (13,800,250)    (150,000)        --           --           --
 Purchase of domain
  name...................      (120,000)         --          --           --      (100,000)
 Proceeds from sale of
  domain name............        10,000          --          --           --           --
 Purchase of trademark...           --    (3,290,000)        --           --           --
 Internally developed
  software...............      (340,498)         --          --       (84,493)    (214,666)
 Purchase of property
  and equipment..........    (5,369,792)  (3,938,162)   (914,666)  (4,257,509)  (1,130,867)
 Investments in joint
  venture................           --      (495,767)        --           --           --
 Proceeds of notes
  receivable.............           --           --          --     6,893,826          929
 Repayment of notes
  receivable.............           --           --          --   (20,873,075)    (250,000)
 Minority interest
  contribution in
  venture fund...........           --           --          --    19,315,000          --
 Proceeds from sales of
  fixed assets...........           --         4,997         --           --           --
 Purchase of other
  assets.................           --           --          --   (17,500,000)    (500,000)
 Short-term investments,
  net....................   (50,418,339) (74,301,803)        --    10,260.852   68,187,154
 Long-term investments,
  net....................   (70,164,338)  (1,252,438)        --    33,578,059  (45,074,269)
 Other...................           --           --      (29,087)         --           --
                           ------------  -----------  ----------  -----------  -----------
 Net cash provided
  (used) by investing
  activities.............  (159,718,011) (83,735,124)   (957,753)  15,915,154   20,918,281
 Financing Activities:
  Proceeds from issuance
   of common stock.......        66,000   46,153,871  14,348,010          --     1,870,641
  Payment to shareholders
   for fractional
   shares................           --           (28)        --           --           --
  Proceeds from public
   offerings, net of
   expenses..............   185,039,027   77,830,903         --           --           --
  Proceeds from issuance
   of long-term debt.....       550,000    1,144,992   2,912,254          --           --
  Repayment of long-term
   debt..................      (958,000)    (868,220)  (141,2340)         --           --
  Repayment of
   stockholder loan
   payable...............           --        (5,116)    (39,728)         --           --
  Proceeds from issuance
   of ESPP shares........       286,088          --          --       343,126          --
  Proceeds from exercise
   of warrants...........     5,315,541       40,161         --        91,880      110,966
  Proceeds from exercise
   of stock options......     2,313,210    1,016,210         --     8,480,722       52,784
  Short-term and long-
   term investments......           --           --          --   (21,423,242)     141,992
                           ------------  -----------  ----------  -----------  -----------
  Net cash provided
   (used) by financing
   activities............   192,611,866  125,312,773  17,079,302  (12,507,514)   2,176,383
                           ------------  -----------  ----------  -----------  -----------
 Net increase (decrease)
  in cash and cash
  equivalents............    (2,001,624)  28,025,259   8,836,554   (2,423,594)  12,711,910

                                INFOSPACE, INC.

                                                                 Three Months Ended
                                Years Ended December 31,              March 31,
                            ----------------------------------  ---------------------
                               1999        1998        1997        2000       1999
                            ----------  ----------  ----------  ---------- ----------
 Cash and cash
  equivalents, beginning
  of period..............   39,987,009  11,961,646   3,125,092  37,985,250 39,986,609
                            ----------  ----------  ----------  ---------- ----------
 Cash and cash
  equivalents, end of
  period.................   37,985,385  39,986,905  11,961,646  35,561,656 52,698,519
                            ----------  ----------  ----------  ---------- ----------
 Supplemental Disclosure
  of Noncash Financing
  and Investing
  Activities:
 Acquisitions from
  purchase transactions:
  Stock issued...........   61,125,843   7,932,000     382,188         --         --
  Net assets assumed.....     (149,723)   (191,000)    (90,000)        --         --
 Issuance of convertible
  preferred stock upon
  conversion of note and
  accrued interest
  payable................          --          --    1,531,000         --         --
 Property and equipment
  acquired under
  equipment financing and
  capital lease
  obligations............      308,000     198,000     376,000         --         --
 Issuance of common stock
  for notes receivable...          --          --       32,000         --         --
 Issuance of warrants and
  options for deferred
  services and abandoned
  financing..............    2,665,000     216,000      28,000         --         --
 Conversion of note
  payable as
  consideration for
  interest in previously
  consolidated
  subsidiary.............          --      250,000         --          --         --
 Compensation expense for
  Series E warrants......   17,652,000         --          --          --         --
 Stock issued in exchange
  transaction............      169,000     334,726     102,720     110,000        --
 Stock issued for
  retirement of
  debentures.............      170,369         --          --          --         --
 Interest paid...........      132,000     124,923      36,000         --         --




                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                Years Ended December 31, 1999, 1998 and 1997 and
             Three Months Ended March 31, 2000 and 1999 (unaudited)

Note 1: Summary of Significant Accounting Policies

  Description of business: InfoSpace, Inc., (the Company or InfoSpace), previously known as InfoSpace.com, Inc., a Delaware corporation, was founded in March 1996. The Company is an international Internet information infrastructure services company that provides enabling technologies and Internet services to Web sites, merchants and wireless devices.

  Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Business combinations: Business combinations accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. Amounts allocated to in-process research and development are expensed in the period of acquisition.

  Business combinations accounted for under the pooling-of-interests method of accounting include the financial position and results of operations as if the acquired company had been a wholly-owned subsidiary since inception. In such cases, the assets, liabilities and stockholders' equity of the acquired entities were combined with the Company's respective amounts at their recorded values. The equity of the acquired entity is reflected on an as-if-converted basis to InfoSpace equity at the time of issuance. Prior period financial statements have been recast to give effect to the merger. Certain reclassifications have been made to the financial statements of the pooled entities to conform with the Company.

  Cash and cash equivalents: The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market.

  Investments: The Company principally invests its available cash in high-quality corporate issuers, and in debt instruments of the U.S. Government and its agencies. All debt instruments with original maturities greater than three months up to one year from the balance sheet date are considered short-term investments. Investments maturing after twelve months from the balance sheet date are considered long-term. The Company accounts for investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's short-term and long-term investments are classified as held-to-maturity as of the balance sheet date as the company has both the ability and the intent to hold the investments to maturity and are reported at amortized cost.

  Property and equipment: Property and equipment are stated at cost. Depreciation is computed under the straight-line method over the following estimated useful lives:

     Computer equipment and software................................. 3 years
     Office equipment................................................ 5 years
     Office furniture................................................ 7 years
     Leasehold improvements.......................................... lease term

  On January 1, 1999, the Company adopted Statement of Position 98-1, Accounting for the Costs of Computer Software developed or Obtained for Internal Use. This requires capitalization of certain costs incurred in connection with developing or obtaining internal use software and amortization of these costs over future periods, which prior to the adoption of SOP 98-1, were expensed. For the year ended December 31, 1999, the Company has capitalized $478,304 of costs associated with internally developed

                                INFOSPACE, INC.

software. These costs are included in property and equipment on the accompanying balance sheet and are generally amortized over five years.

  Intangible assets: Goodwill, purchased technology and other intangibles are amortized on a straight-line basis over their estimated useful lives. Goodwill and purchased technology are generally amortized over three to five years. Other intangibles, primarily consisting of purchased trademarks and domain name licenses are amortized over an estimated useful life of three years.

  Other investments: The Company invests in equity investments of public and privately-held technology companies for business and strategic purposes. These investments are included in long-term assets and are classified as available-for-sale. Investments in companies whose securities are not publicly traded are recorded at cost. Investments in companies whose securities are publicly traded are recorded at fair value. Unrealized gains or losses on these investments are recorded as comprehensive income in the Company's stockholders' equity. Realized gains or losses are recorded based on the identified cost of the investment sold.

  Other long-lived assets: Management periodically evaluates long-lived assets, consisting primarily of purchased technology, goodwill, property and equipment, to determine whether there has been any impairment of the value of these assets and the appropriateness of their estimated remaining life. No impairment loss has been recognized through December 31, 1999.

  Revenue recognition: The Company's revenues are derived from its consumer, merchant and wireless services. These include advertising, content carriage, licensing fees, e-commerce fees and guaranteed transaction fees in lieu of revenue share.

  Advertising: Revenues from contracts based on the number of impressions displayed or click throughs provided are recognized as services are rendered.

  Content carriage: Revenues from fixed fee content carriage agreements are recognized ratably over the related contract term. For content carriage fee contracts that are performance based with an established maximum, the Company recognizes revenues as the services are rendered, not to exceed the maximum amount over the fixed term.

  Licensing fees: Revenue from licensed services is recognized ratably over the term of the license agreement.

  Commerce fees: Transaction fees are recognized in the period the transaction occurred and was reported to the Company by the content providers or online merchants.

  Guaranteed transaction fees: Guaranteed minimum payments are recognized ratably over the term of the agreements. Revenues earned above the guaranteed minimum payments are recognized ratably over the remaining term of the agreements.

  Also included in revenues are barter revenues generated from exchanging banners for banners, banners for content or banners for print or other advertising. Barter revenues are recorded at the lower of the estimated fair market value of goods and services received or impressions given, and are recognized when the Company's advertisements are run. For barter agreements, the Company records a receivable or liability at the end of the reporting period for the difference in the fair value of the services provided or received.

  Cost of revenues: Cost of revenues consists of expenses associated with the enhancement, maintenance and support of our content services, including direct personnel expenses, communication costs

                                INFOSPACE, INC.

such as high-speed Internet access, server equipment depreciation and content license fees. Fees paid for content licenses are capitalized and amortized over the license period.

  Product development: Product development expenses consist principally of personnel costs for research, design, development, enhancement and maintenance of the proprietary technology used to integrate and distribute the Company's consumer, merchant and wireless services. These expenses are net of capitalized internally developed software costs.

  Advertising costs: Costs for print advertising are recorded as expense when the advertisement appears. Advertising costs related to electronic impressions are recorded as expense as impressions are provided. Advertising expense totaled approximately $5,369,000, $1,280,000 and $263,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

  Unearned compensation: Unearned compensation represents the unamortized difference between the option exercise price and the fair market value of the Company's common stock for shares subject to grant at the grant date, for options issued under the Company's stock incentive plan (Note 5). The amortization of unearned compensation is charged to operations and is amortized over the vesting period of the options.

  Deferred expense-warrants: Deferred expense-warrants represents the fair value of the warrants that were issued and is expensed ratably over the four year vesting period. The amortization of deferred warrant expense is charged to sales and marketing expense.

  Acquisition and other related charges: Acquisition and other related charges consist of in-process research and development and other one-time charges related directly to the acquisitions, such as legal and accounting fees.

  Other non-recurring charges: Other non-recurring charges in the first quarter of 2000 consist of expense recorded for the fair market value of warrants issued by Prio, Inc. Prio had previously issued warrants for services provided. These warrants were accounted for under variable plan accounting. Subsequent to the acquisition of Prio, the agreement with these warrants was terminated and the remaining unvested warrants accelerated to full vesting. Other non-recurring charges in 1999 consist of costs associated with litigation settlements.

  Foreign currencies: Assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Revenue and expenses are translated at average rates of exchange prevailing during the period. Gains and losses on foreign currency transactions are included in Other income, net.

  Concentration of credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables. These instruments are generally unsecured and uninsured. The Company places its cash equivalents and investments with major financial institutions. The Company operates in one business segment and sells advertising to various companies across several industries. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States operating in a wide variety of industries and geographic areas. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. For the years ended December 31, 1999 and 1998, one customer accounted for approximately 21% and 20% of revenues, respectively. For the year ended December 31, 1997, no one customer accounted for more than 10% of

                                INFOSPACE, INC.

revenues. At December 31, 1999, one customer accounted for approximately 14% of accounts receivable. At December 31, 1998, one customer accounted for approximately 26% of accounts receivable.

  Income taxes: The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets, including net operating loss carryforwards, and liabilities are determined based on temporary differences between the book and tax basis of assets and liabilities. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

  Reclassification: Certain reclassifications have been made to the 1998 and 1997 balances to conform with the 1999 presentation.

  Reverse stock split: A one-for-two reverse stock split of the Company's common stock was effected on August 25, 1998. All references in the financial statements to shares, share prices, per share amounts and stock plans have been adjusted retroactively for the one-for-two reverse stock split.

  Stock splits: A two-for-one stock split of the Company's common stock was effected in May 1999. A second two-for-one stock split of the Company's common stock was effected in January 2000. A third two-for-one stock split of the Company's common stock was effected in April 2000. All references in the financial statements to shares, share prices, per share amounts and stock plans have been adjusted retroactively for these stock splits.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts may differ from estimates.

  Recent accounting pronouncements: In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. The Company adopted SAB 101 on January 1, 2000. Prior to January 1, 2000 and implementation of the SAB, the Company recorded revenues from customers for development fees, implementation fees and/or integration fees when the service was completed. If this revenue was recognized on a straight-line basis over the term of the related service agreements, in accordance with SAB 101, the Company would have deferred $719,216 of revenue and recognized in 2000 and 2001. In accordance with SAB 101, the Company recorded a cumulative effect of change in accounting principle of $719,216 and recorded $213,473 (unaudited) in revenue in the first quarter of 2000 related to previously recognized development, implementation and/or integration fees that would have been recorded as revenue if the fees were recognized on the straight-lined basis in prior periods. The remaining balance of $502,743 will be recognized from April 2000 through November 2001.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivatives and Hedging Activities. SFAS 133, as amended by SFAS 137, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Because the Company has never used nor currently intends to use derivatives, management does not anticipate that the adoption of this new standard will have a significant effect on earnings or the financial position of the Company.

                                INFOSPACE, INC.

Note 2: Balance Sheet Components

  Investments at December 31, 1999 consist of the following:

                                              Gross      Gross
                                Amortized   Unrealized Unrealized     Market
                                   Cost        Gain       Loss        Value
                               ------------ ---------- ----------  ------------
   Corporate notes and bonds
    .........................  $100,604,357  $ 61,109  $(530,513)  $100,134,953
   U.S. Government securities
    .........................    52,920,693    14,198   (249,720)    52,685,171
   Commercial paper .........    27,362,325   147,997        --      27,510,322
   Certificate of deposit ...    15,249,543    79,125    (31,108)    15,297,560
                               ------------  --------  ---------   ------------
                               $196,136,918  $302,429  $(811,341)  $195,628,006
                               ============  ========  =========   ============

  Maturity information is as follows:

                                                       Amortized
                                                          Cost      Fair Value
                                                      ------------ ------------
   Within one year .................................. $124,720,142 $124,656,361
   1 year through 5 years ...........................   71,416,776   70,971,645
                                                      ------------ ------------
                                                      $196,136,918 $195,628,006
                                                      ============ ============

  Investments at December 31, 1998 consist of the following:

                                               Gross      Gross
                                  Amortized  Unrealized Unrealized   Market
                                    Cost        Gain       Loss       Value
                                 ----------- ---------- ---------- -----------
   Commercial paper ............ $68,810,756  $13,259     $(253)   $68,823,762
   Municipal securities ........   1,499,665      485       --       1,500,150
   U.S. Government securities
    ............................   5,243,820      --       (387)     5,243,433
                                 -----------  -------     -----    -----------
                                 $75,554,241  $13,744     $(640)   $75,567,345
                                 ===========  =======     =====    ===========

  Maturity information is as follows:

                                                         Amortized
                                                           Cost     Fair Value
                                                        ----------- -----------
   Within one year .................................... $74,301,803 $74,315,294
   1 year through 5 years .............................   1,252,438   1,252,051
                                                        ----------- -----------
                                                        $75,554,241 $75,567,345
                                                        =========== ===========

                                INFOSPACE, INC.

                                                      December 31,  December 31,
                                                          1999          1998
                                                      ------------  ------------
   Property and equipment:
     Computer equipment ............................. $ 6,624,664    $3,561,385
     Purchased software .............................   2,736,850       773,808
     Internally developed software ..................     478,304           --
     Office equipment ...............................     403,977       152,028
     Office furniture ...............................     346,181       296,145
     Leasehold improvements .........................     904,698       431,715
                                                      -----------    ----------
                                                       11,494,674     5,215,081
     Accumulated depreciation .......................  (3,495,717)   (1,088,769)
                                                      -----------    ----------
                                                      $ 7,998,957    $4,126,312
                                                      ===========    ==========
   Intangible assets:
     Goodwill ....................................... $70,436,117    $4,860,671
     Core technology ................................   6,500,000       800,000
     Assembled workforce ............................     420,000        40,000
     Other ..........................................     624,590       499,974
                                                      -----------    ----------
                                                       77,980,707     6,200,645
     Accumulated amortization .......................  (4,138,150)     (896,389)
                                                      -----------    ----------
                                                      $73,842,557    $5,304,256
                                                      ===========    ==========
   Accrued expenses:
     Salaries and related expenses .................. $ 2,979,731    $  193,592
     Accrued carriage fees ..........................     907,503           --
     Accrued revenue share ..........................   1,064,638        93,067
     Accrued settlement costs .......................  10,500,000     4,500,000
     Other ..........................................   3,049,181     1,869,838
                                                      -----------    ----------
                                                      $18,501,053    $6,656,497
                                                      ===========    ==========

Note 3: Notes Receivable

  On June 30, 1999, the Company loaned an unrelated third party $6.0 million at 12% interest per annum. The short-term note and accrued interest was repaid on February 7, 2000.

  On December 1, 1999, the Company loaned an unrelated third party $2.5 million. This short-term note is due by August 1, 2000, and accrues interest at 12% per annum. On January 19, 2000 and February 18, 2000, the Company loaned the same third party an additional $1.0 million and $1.5 million. These two notes are due by September 1, 2000 and accrue interest at 12% per annum. All three of these notes are secured by all of the assets and properties of the borrower and are considered fully collectible. At December 31, 1999, accrued interest on this note is $25,000.

  On December 21, 1999, the Company loaned a director of the Company $1.9 million. The promissory note is due on December 16, 2001, and accrues interest at the prime rate. The note is secured by a pledge of the officer's shares of the Company's common stock. The pledged shares are valued in excess of the note balance. At December 31, 1999, accrued interest on this note is $4,405. At December 31, 1999, the Company also had approximately $1.1 million in short-term loans to employees and unrelated parties at various interest rates. Approximately $941,000 of this balance has been repaid subsequent to year-end (unaudited).

                                INFOSPACE, INC.

Note 4: Long-Term Debt

  The Company's long-term debt as of December 31 consists of (in thousands):

                                                          1999         1998
                                                       -----------  -----------
     Demand note payable.............................. $   250,000  $   250,000
     Equipment lease line.............................   1,219,331    1,186,063
     Loan related to joint venture....................         --       144,000
     Equipment financing and capitalized leases ......     187,525      175,143
     Current portion..................................  (1,042,436)  (1,057,560)
                                                       -----------  -----------
     Long-term portion................................ $   614,420  $   697,646
                                                       ===========  ===========

  In January 1996, the Company executed a demand note with a commercial entity in the amount of $250,000, which is the amount outstanding as of December 31, 1999. The note bears interest at LIBOR (5.82% as of December 31, 1999) plus 1% per annum, and the full principal amount plus interest is due on demand. The note may be converted into shares of the Company's preferred stock at the then prevailing conversion or market price, until the note is paid in full. In January 2000, the Company exercised its right to repay the demand note in accordance with the terms of the note payable (the "Terms"), by sending a check for full amount of principal and accrued interest. Lender attempted to reject the repayment on the grounds that it had attempted to convert the note in early 1998. Management believes that such lender's claim is without merit based on the Terms and intends to defend its claim vigorously.

  In June 1997, the Company entered into a loan and security agreement (the "Agreement," as amended in September 1998) with Phoenix Leasing Incorporated. The Agreement provides the Company with available borrowings not to exceed $2,124,000, in aggregate, $2,099,000 of which was drawn through December 31, 1999. Principal and interest are due in 36 equal monthly installments with a final payment equal to 15% of the original principal amount due on the 37th month from the time of the borrowing. The notes bear interest at effective rates ranging from 15.0% to 16.4% per annum. Principal repayments for the borrowings are due as follows: 2000, $607,000; 2001, $561,000; and 2002, $50,000.

  In October 1997, the Company entered into a joint venture agreement (the Joint Agreement) with DataCard to form DSIPL. Pursuant to the terms of the Joint Agreement, DSIPL will perform development services for DataCard and the Company. In connection with the Joint Agreement, DataCard loaned Prio $500,000, the proceeds of which were used by Prio to fund DSIPL. DataCard had the option to convert $250,000 of the notes payable into 50% ownership interest in DSIPL, which was exercised by DataCard in May 1998. The remaining amount of the note of $144,000 was paid in full during 1999.

Note 5:  Other Investments

  The Company invests in equity instruments of public and privately-held technology companies for business and strategic purposes. These investments are recorded as long-term assets and are classified as available-for-sale securities.

  The Company also holds warrants in public and privately-held technology companies for business and strategic purposes. Certain of these warrant agreements contain provisions that require the Company to meet specific performance criteria for the warrants to vest. When the Company meets its performance obligations it records revenue equal to the difference in the exercise price of the warrant and the fair market value of the underlying security. The Company recorded revenue in the amount of $1,895,325 for vesting in performance warrants and stock for the year ended December 31, 1999.

                                INFOSPACE, INC.

                                                         Unrealized  Carrying
                                                            Gain       Value
                                                         ---------- -----------
   Investments in public companies...................... $1,324,301 $ 4,060,076
   Investments in privately-held companies..............        --   12,359,800
   Investment in joint venture..........................        --      618,632
                                                         ---------- -----------
   Total other investments.............................. $1,324,301 $17,038,508
                                                         ========== ===========

Note 6:  Stockholders' Equity

  Authorized shares: On May 1, 1998, the Company's Certificate of Incorporation was amended to increase the authorized number of shares of all classes of Company stock to 55,000,000 shares, consisting of 40,000,000 shares of common stock with a par value of $.0001 per share and 15,000,000 shares of preferred stock with a par value of $.0001 per share.

  On August 25, 1998, the Board of Directors approved and the Company effected a one-for-two reverse stock split of the Company's common stock.

  Also, on August 25, 1998, the Company filed a Restated Certificate of Incorporation. The effect was to change the authorized number of all classes of Company stock to 65,000,000 shares, consisting of 50,000,000 shares of common stock with a par value of $.0001 per share and 15,000,000 shares of preferred stock with a par value of $.0001 per share after giving effect to the one-for-two reverse stock split.

  In April 1999, the Company closed a follow-on offering. The Company sold 17,360,000 shares and raised approximately $185 million, net of expenses. Certain shareholders sold 12,080,000 shares.

  On April 6, 1999, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on May 5, 1999.

  On May 24, 1999, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's common stock to 200,000,000 shares.

  On November 29, 1999, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on January 5, 2000.

  On January 21, 2000, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on April 6, 2000. On April 3, 2000, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares to 900,000,000 shares.

  Restated 1996 Flexible Stock Incentive Plan: On June 3, 1998, the Board of Directors approved the Restated 1996 Flexible Stock Incentive Plan (the Plan). The Plan provides employees (including officers and directors who are employees) of the Company an opportunity to purchase shares of stock pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and employees, officers, directors, independent contractors and consultants of the Company an opportunity to purchase shares of stock pursuant to options which are not described in Section 422 of the Code (nonqualified stock options). The Plan also provides for the sale or bonus of stock to eligible individuals in connection with the performance of service for the Company. Finally, the Plan authorizes the grant of stock appreciation rights, either separately or in tandem with stock options, which

                                INFOSPACE, INC.

entitle holders to cash compensation measured by appreciation in the value of the stock. Not more than 3,000,000 shares of stock shall be available for the grant of options or the issuance of stock under the Plan. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to option but on which the option has not been exercised shall continue to be available under the Plan. The Plan is administered by the Board of Directors. Options granted under the Plan typically vest over four years, 25% one year from the date of grant and ratably thereafter on a monthly basis. Additional options have been granted to retain certain existing employees, which options vest monthly over four years.

  On June 3, 1998, the Board of Directors approved the Option Exchange Program and the Option Replacement Program, allowing employees of the Company to exchange their nonqualified stock options for incentive stock options. Nonqualified stock options to purchase a total of 2,900,424 shares were exchanged for incentive stock options to purchase the equivalent number of shares with an exercise price equal to the fair market value at the date of exchange.

  On May 24, 1999, the stockholders approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 8,000,000 shares. On January 21, 2000, the Board of Directors approved the deletion of this limitation.

  On May 24, 1999, the stockholders approved an amendment to the Plan to annually increase the number of shares reserved for issuance on the first day of the Company's fiscal year beginning January 1, 2000 by an amount equal to the lesser of (A) 8,000,000 shares, (B) three percent of the Company's outstanding shares at the end of the Company's preceding fiscal year, and (C) a lesser amount determined by the Board of Directors.

  On May 24, 1999, the stockholders approved an amendment to the Plan to limit the number of shares of Common Stock that may be granted to any one individual pursuant to stock options in any fiscal year of the Company to 8,000,000 shares, plus an additional 8,000,000 shares in connection with his or her initial employment with the Company, which grant shall not count against the limit.

  Included in the table below as outstanding at December 31, 1999 are options to purchase 1,630,675 shares that were issued outside of the Plan, of which 754,269 were exercisable as of December 31, 1999. The options issued outside the Plan include 1,512,971 options that were assumed in acquisitions.

                                INFOSPACE, INC.

  Activity and price information regarding the options are summarized as follows:

                                                                Weighted average
                                                     Options     Exercise price
                                                    ----------  ----------------
   Outstanding, December 31, 1996 .................  8,650,442       $ 0.03
     Granted ......................................  3,348,054         0.56
     Cancelled.....................................    (61,865)        0.76
     Exercised ....................................    (29,470)        0.51
                                                    ----------
   Outstanding, December 31, 1997 ................. 11,907,161         0.18
     Granted ...................................... 16,791,512         1.37
     Cancelled .................................... (4,137,972)        0.41
     Exercised .................................... (2,318,484)        0.45
                                                    ----------
   Outstanding, December 31, 1998 ................. 22,242,217         1.00
     Granted ......................................  8,725,180        13.76
     Cancelled ....................................   (838,008)        2.91
     Exercised .................................... (4,055,202)        0.71
                                                    ----------
   Outstanding, December 31, 1999 ................. 26,074,187         5.26
     Granted ......................................  3,067,527        85.45
     Cancelled ....................................   (244,120)       17.66
     Exercised .................................... (2,865,698)        1.54
                                                    ----------
   Outstanding, March 31, 2000..................... 26,031,896        14.35
                                                    ==========
   Options exercisable, March 31, 2000.............  8,051,025         1.26
                                                    ==========

  Information regarding stock option grants during the years ended December 31, 1999, 1998 and 1997 is summarized as follows:

                                 Year ended                                               Year ended
                              December 31, 1999      Year ended December 31, 1998      December 31, 1997
                         --------------------------- ---------------------------- ---------------------------
                                   Weighted Weighted            Weighted Weighted           Weighted Weighted
                                   Average  Average             Average  Average            Average  Average
                                   exercise   fair              exercise   fair             exercise   fair
                          Shares    price    value     Shares    price    value    Shares    price    value
                         --------- -------- -------- ---------- -------- -------- --------- -------- --------
Exercise price exceeds
 market price...........       --   $  --    $  --          --     --     $ --    2,000,000  $0.50    $0.38
Exercise price equals
 market price........... 8,354,955   13.99    14.00  14,659,512   1.46     1.50     413,062   0.19     2.01
Exercise price is less
 than market price......   430,756    8.68    14.20   2,132,000   0.17     0.45     934,992   0.10     0.30

  The Company granted 3,067,527 options in the first quarter of 2000 at exercise prices equal to market prices. The weighted average exercise price and fair market value of these options is $85.45 and $88.28, respectively.

  The Company has elected to follow the measurement provisions of Accounting Principles Board Opinion No. 25, under which no recognition of expense is required in accounting for stock options granted to employees for which the exercise price equals or exceeds the fair market value of the stock at the grant date. In those cases where options have been granted when the option price is below fair market value, the Company recognizes compensation expense over the vesting period using the aggregated percentage of compensation accrued method as prescribed by Financial Standards Accounting Board Interpretation
No. 28. Compensation expense of $884,714, $1,246,132, and $143,922, was recognized during the years

                                INFOSPACE, INC.

ended December 31, 1999, 1998 and 1997, respectively, and $258,890 for the quarter ended March 31, 2000 for options granted with exercise prices less than grant date fair market value.

  To estimate compensation expense which would be recognized under SFAS No. 123, Accounting for Stock-based Compensation, the Company uses the modified Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through December 31, 1999: risk-free interest rate ranging from 4.24% to 6.56%; expected dividend yield of 0-%; 121% volatility; and an expected life of five years for 1999 and six years for 1998 and prior.

  Had compensation expense for the Plan been determined based on fair value at the grant dates for awards under the Plan consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net losses for the years ended December 31, 1999, 1998 and 1997, and quarter ended March 31, 2000 would have been adjusted to the following pro forma amounts:

                                      Year ended                  Quarter ended
                         ---------------------------------------  -------------
                                                                    March 31,
                             1999          1998         1997          2000
                         ------------  ------------  -----------  -------------
Net loss as reported.... $(57,571,793) $(25,968,851) $(9,943,915) $ (83,715,308)
Net loss, pro forma.....  (73,024,084)  (26,384,715)  (9,995,405)  (106,554,207)
Basic net loss per
 share, pro forma....... $      (0.38) $      (0.23) $     (0.11) $       (0.49)

  Additional information regarding options outstanding as of December 31, 1999, is as follows:

                          Options outstanding              Options exercisable
                   -------------------------------------  -----------------------
                                  Weighted
                                   average     Weighted                 Weighted
     Range of                     remaining    average                  average
     exercise        Number      contractual   exercise     Number      exercise
      prices       outstanding   life (yrs.)    price     Exercisable    price
     --------      -----------   -----------   --------   -----------   --------
   $0.003-- 0.94    7,808,136       6.65        $ 0.13     5,694,528     $ 0.06
     1.00-- 4.89    9,850,925       7.97          1.89     2,722,225       1.94
     5.35-- 9.97    2,802,776       7.74          6.69       346,779       6.65
    10.11--14.32    4,041,800       9.75         16.48           --         --
    15.59--28.78      874,000       9.87         22.99           --         --
    37.25--50.81      696,550       9.94         45.45        49,784      38.13
                   ----------       ----        ------     ---------     ------
                   26,074,187       8.62          5.26     8,813,316       1.11
                   ==========       ====        ======     =========     ======

  At December 31, 1999 17,806,060 shares were available for future grants under the Plan.

  In connection with the May and August 1998 private placement offering, the Company issued warrants to purchase 16,510,688 shares of common stock to five third-party participants for consulting services performed in identifying, structuring and negotiating future financings. These warrants expire between May 21, 2008 and August 6, 2008. The activity and additional information are as follows:

       Outstanding, December 31, 1998............................... 16,510,688
       Exercised.................................................... (1,870,872)
                                                                     ----------
       Outstanding, December 31, 1999............................... 14,639,816
                                                                     ==========

        Range of
        Exercise                                                       Number
         prices                                                      Outstanding
        --------                                                     -----------
       $0.25-0.50..................................................   7,869,968
        0.63-0.75..................................................   3,415,960
        1.25.......................................................   3,353,888

                                INFOSPACE, INC.

  In July 1998, the Company issued warrants to purchase 3,823,736 shares of common stock at an exercise price of $.003 to a former consultant in conjunction with the acquisition of Outpost (Note 4). All of these warrants were exercised in 1999.

  On August 24, 1998, the Company issued to AOL warrants to purchase up to 7,919,328 shares of common stock, which warrants vest in 16 equal quarterly installments over four years, conditioned on the delivery by AOL of a minimum number of searches each quarter on the Company's white pages directory service. The warrants have an exercise price of $1.50 per share. The warrants were valued using the fair value method, as required under SFAS No. 123. The fair value of the warrants was approximately $3,300,000 at the date of grant, and is being amortized ratably over the four-year vesting period. The underlying assumptions used to determine the value of the warrants are an expected life of six years and a 5.5% risk-free interest rate.

  The Company assumed warrants to purchase 288,808 shares of the Company's common stock as a result of the acquisition of INEX Corporation (Note 7). These warrants were issued to seven third-party participants. Two of the third party participants exercised 24,486 of the warrants in December 1999. The remaining warrants expire between January 29, 2000 and July 31, 2000. The range of exercise prices and number outstanding at December 31, 1999 are as follows:

        Range of                                                       Number
       Exercise prices                                               Outstanding
       ---------------                                               -----------
       $1.88........................................................   34,278
        4.00........................................................   85,640

  The Company assumed warrants to purchase 474,203 shares of the Company's stock as a result of the acquisition of Prio, Inc. with an exercise price of $9.97 per share. The warrants were issued to a third-party participant in December of 1998 and are exercisable over a maximum of a 48 month period, based on achievement of performance milestones and other criteria as defined in the warrant agreement. In 1999, Prio recorded warrant expense for all the warrants issued, of which 118,551 were unvested at December 31, 1999, of $18 million based on the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%; expected volatility of 75%; contractual life of nine years; and risk-free interest rate of 6.37%. The compensation cost for the unvested warrants was remeasured when vesting occurred and additional warrant expense of $2.9 million was recognized on March 31, 2000.

  Stock purchase rights plan: On June 26, 1998, the Board of Directors approved the InfoSpace Stock Purchase Rights Plan. The plan was offered to employees of the Company and its subsidiaries. The purpose of the plan was to provide an opportunity for employees to invest in the Company and increase their incentive to remain with the Company. A maximum of 4,000,000 shares of common stock were available for issuance under the plan. During July 1998, the Company offered shares to employees under the plan, resulting in the sale of 1,786,008 shares at $.94 per share. The plan was terminated on August 24, 1998.

  1998 Employee Stock Purchase Plan: The Company adopted the 1998 Employee Stock Purchase Plan (the ESPP) in August 1998. The ESPP was implemented upon the effectiveness of the initial public offering. The ESPP is intended to qualify under Section 423 of the Code, and permits eligible employees of the Company and its subsidiaries to purchase common stock through payroll deductions of up to 15% of their compensation. Under the ESPP, no employee may purchase common stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. In addition, owners of 5% or more of the Company or subsidiary's common stock and the Company's executives may not participate in the ESPP. An aggregate of 3,600,000 shares of common stock are authorized for issuance under the ESPP.

                                INFOSPACE, INC.

  The ESPP was implemented with six-month offering periods, with the first such period commencing upon the effectiveness of the initial public offering and ending July 31, 1999. Thereafter, offering periods will begin on each February 1 and August 1. The price of common stock purchased under the ESPP will be the lesser of 85% of the fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period, except that the purchase price for the first offering period was equal to the lesser of 100% of the initial public offering price of the common stock offered hereby and 85% of the fair market value on July 31, 1999. The ESPP does not have a fixed expiration date, but may be terminated by the Company's Board of Directors at any time. There were 152,580 shares issued for the first ESPP offering period which ended on July 31, 1999.

Note 7: Business Combinations

  Millet Software (unaudited): On March 31, 2000 the Company acquired all of the common stock of Millet Software (privacybank.com) for purchase consideration of 488,224 shares of the Company's common stock and acquisition expenses of $54,531. Millet was a privately held company that developed secure technology that provides an automated process for filling in payment forms. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion ("APB") No. 16. Results of operations for Millet have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

   Tangible assets acquired...................................... $   110,354
   Liabilities assumed...........................................    (404,374)
                                                                  -----------
    Book value of net liabilities acquired.......................    (294,020)
   Fair value adjustments:
    Fair value of purchased technology, including in-process
     research and development....................................   6,000,000
    Fair value of assembled workforce............................     170,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,875,980
   Purchase price:
    Fair value of shares issued..................................  29,647,618
    Acquisition costs............................................      54,531
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $23,826,169
                                                                  ===========

  The $6,000,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles in the U.S. require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended March 31, 2000, include the write-off of $2,400,000 of purchased in-process research and development. The remaining $3,600,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill and assembled workforce over an estimated life of five years.

  Saraide Inc. (unaudited): On March 10, 2000 the Company acquired eighty percent of the common stock of Saraide, Inc. (formerly saraide.com, inc.), a privately held provider of wireless Internet services in

                                INFOSPACE, INC.

Europe, Japan and Canada, for purchase consideration of 9,233,672 shares of the Company's common stock and acquisition expenses of $340,489. The acquisition was accounted for as a purchase in accordance with APB No. 16. Results of operations for Saraide have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

   Tangible assets acquired..................................... $ 15,231,884
   Liabilities assumed..........................................  (31,412,332)
                                                                 ------------
    Book value of net liabilities acquired......................  (16,180,448)
   Fair value adjustments:
    Fair value of purchased technology, including in-process
     research and development...................................   97,000,000
    Fair value of contract list.................................   16,000,000
    Fair value of assembled workforce...........................    2,100,000
                                                                 ------------
   Fair value of net assets acquired............................   98,919,552
   Purchase price:
    Fair value of shares issued.................................  347,022,206
    Acquisition costs...........................................      340,489
                                                                 ------------
   Excess of purchase price over net assets acquired, allocated to goodwill................................................. $248,443,143
                                                                 ============

  The $97,000,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles in the United States require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended March 31, 2000, include the write-off of $71,700,000 of purchased in-process research and development. The remaining $25,300,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill, assembled workforce and contract list over an estimated life of five years.

 Minority Interest:

  Net liabilities and losses applicable to the minority interest in Saraide exceed the minority interest equity capital in Saraide. The minority interest portion of the net liabilities and further losses are charged against the Company, the majority interest, since the minority interest is not obligated to fund these net liabilities and further losses. If Saraide has future earnings, the Company will recognize income to the extent of such losses previously absorbed.

  Prio, Inc.: On February 14, 2000, the Company completed the merger with Prio, Inc., a privately held provider of commerce solutions specializing in the development of strategic partnerships, technologies and programs that drive commerce in both traditional and online shopping environments. Under the terms of the merger, which was accounted for as a pooling-of-interests, the Company exchanged 9,322,418 shares of the Company's common stock for all of the preferred and common shares of Prio. The consolidated balance sheet as of March 31, 2000, December 31, 1999 and December 31, 1998, the statements of operations and statements of cash flows for the quarters ended March 31, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997, and the statement of stockholders' equity for the years ended December 31, 1999, 1998 and 1997 are presented as if Prio was a wholly-owned subsidiary since inception.

                                INFOSPACE, INC.

 Pro forma information-- Prio, Inc. merger:

  The following reflects the summarized results of operations for InfoSpace and Prio for the quarters ended March 31, 2000 and 1999. These results of operations have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combination been in effect on the dates indicated or which may occur in the future.

                                                     Quarter ended March 31,
                                                     -------------------------
                                                         2000         1999
                                                     ------------  -----------
                                                     (unaudited)   (unaudited)
      Revenues:
        InfoSpace................................... $ 17,686,289  $ 5,259,418
        Prio........................................    1,319,459          --
                                                     ------------  -----------
                                                     $ 19,005,748  $ 5,259,418
                                                     ============  ===========
      Net loss:
        InfoSpace................................... $(66,327,822) $(1,486,150)
        Prio........................................  (17,387,486)  (4,150,553)
                                                     ------------  -----------
                                                     $(83,715,308) $(5,636,703)
                                                     ============  ===========
      Change in stockholders' equity:
        InfoSpace................................... $318,325,098
        Prio........................................  (10,615,185)

  Zephyr Software Inc: On December 29, 1999, the Company acquired all of the common stock of Zephyr Software Inc., a privately held company, and its wholly owned subsidiary Zephyr Software (India) Private Limited ("Zephyr") for a purchase consideration of 651,392 shares of the Company's common stock and acquisition expenses of $539,512. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion ("APB") No. 16. Results of operations for Zephyr have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                     Book and
                                                                    Fair Value
                                                                    ----------
   Tangible assets acquired.......................................  $  217,932
   Liabilities assumed............................................    (238,622)
                                                                    ----------
     Book value of net liabilities acquired.......................     (20,690)
   Purchase price:
     Fair value of shares issued..................................   8,643,105
     Acquisition costs............................................     539,512
                                                                    ----------
   Excess of purchase price over net assets acquired, allocated to goodwill......................................................  $9,203,307
                                                                    ==========

  The Company is amortizing the goodwill over an estimated useful life of three years.

  eComLive.com, Inc.: On December 16, 1999, the Company acquired all of the common stock of eComLive.com, Inc., a privately held company, for a purchase consideration of 1,372,712 shares and acquisition expenses of $582,246. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

                                INFOSPACE, INC.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                   Book and
                                                                  Fair Value
                                                                  -----------
   Tangible assets acquired...................................... $    59,128
   Liabilities assumed...........................................     (60,053)
                                                                  -----------
     Book value of net liabilities acquired......................        (925)
   Fair value adjustments:
     Fair value of purchased technology, including in-process
      research and development...................................   5,300,000
     Fair value of assembled workforce...........................     140,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,439,075
   Purchase price:
     Fair value of shares issued.................................  31,995,220
     Acquisition costs...........................................     582,246
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $27,138,391
                                                                  ===========

  The $5,300,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1999, include the write-off of $2,000,000 of purchased in-process research and development. The remaining $3,300,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated life of five years.

  Union-Street.com: On October 14, 1999, the Company acquired all of the common stock of Union-Street.com, a privately held company, for a purchase consideration of 1,746,588 shares and acquisition expenses of $395,656. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                   Book and
                                                                  Fair Value
                                                                  -----------
   Tangible assets acquired...................................... $    69,412
   Liabilities assumed...........................................    (176,631)
                                                                  -----------
     Book value of net liabilities acquired......................    (107,219)
   Fair value adjustments:
     Fair value of purchased technology, including in-process
      research and development...................................   5,300,000
     Fair value of assembled workforce...........................     160,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,352,781
   Purchase price:
     Fair value of shares issued.................................  20,487,518
     Acquisition costs...........................................     395,656
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $15,530,393
                                                                  ===========

                                INFOSPACE, INC.

  The $5,300,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1999, include the write-off of $3,300,000 of purchased in-process research and development. The remaining $2,000,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated useful life of five years.

  INEX Corporation: On October 14, 1999, the Company completed the merger with INEX Corporation, a privately held company that developed and marketed Internet commerce applications to deliver solutions designed for small and medium-sized merchants to build, manage and promote online storefronts. Under the terms of the merger , which was accounted for as a pooling-of-interests, the Company exchanged 3,600,000 shares of common stock for (1) directly to those INEX shareholders who elected to receive our common stock in exchange for their INEX shares at the closing of the combination, (2) upon the exchange or redemption of the exchangeable shares of InfoSpace.com Canada Holdings Inc., an indirect subsidiary of the Company, which exchangeable shares were issued to those INEX shareholders who elected to receive exchangeable shares, or who did not make an election to receive shares of our common stock at the closing, and (3) upon the exercise of outstanding warrants and options to purchase INEX common shares, which the Company assumed and which will become exercisable for shares of InfoSpace common stock. The consolidated financial statements for the three years ended December 31, 1999 and the accompanying notes reflect the Company's financial position and the results of operations as if INEX was a wholly-owned subsidiary since inception.

  My Agent technology: On June 30, 1999 the Company acquired the MyAgent technology and related assets from Active Voice Corporation for $18 million dollars. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and the liabilities assumed based on their fair values at the date of the acquisition. Other than the MyAgent technology modules, no other assets or liabilities were assumed as part of this acquisition.

  The Company recorded a non-recurring charge of $3.9 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use. Separately, the Company also recorded a one-time charge of approximately $1.0 million for expenses related to bonus payments made to certain Active Voice MyAgent team employees who accepted employment with InfoSpace but who are under no agreement to continue their employment with InfoSpace. The Company also recorded $13.7 million of goodwill and $480,000 of other intangible assets. These intangibles will be amortized over their useful life, which the Company has estimated to be five years.

  The allocation of the purchase price is summarized as follows:

   Fair value of purchased technology, including in-process
    research and development.....................................  $ 4,300,000
   Fair value of assembled workforce.............................       80,000
                                                                   -----------
   Fair value of net assets acquired.............................    4,380,000
   Purchase price:
     Cash paid...................................................   18,000,000
     Acquisition costs...........................................       83,054
                                                                   -----------
   Excess of purchase price over net assets acquired, Allocated to goodwill..................................................  $13,703,054
                                                                   ===========

                                INFOSPACE, INC.

  The $4.3 million value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended June 30, 1999, include the write-off of $3.9 million of purchased in-process research and development. The remaining $400,000 represents the purchase of core technology which is being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated life of five years.

  Prior to the acquisition, the MyAgent product team was not accounted for as a separate entity, a subsidiary, or a line of business, or division of the business, but rather was an integral part of the research and development group. Accordingly, historical financial information is not available.

  Outpost Network, Inc.: On June 2, 1998, the Company acquired all of the common stock of Outpost, a privately held company, for a purchase consideration of 11,999,904 shares of the Company's common stock, cash of $35,000, assumed liabilities of $264,000, and acquisition expenses of $1,957,000. In conjunction with the acquisition, the Company was required to issue warrants valued at $1,902,000 to a former consultant, which are included in acquisition costs. The transaction was accounted for as a purchase.

  Of the purchase price of $7,992,000, $2,800,000 was allocated to in-process research and development, $800,000 was allocated to core technology and existing products and $4,543,000 was recorded as goodwill. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1998, include the write-off of the purchased in-process research and development. The core technology and goodwill are being amortized over a useful life of five years.

  YPI: On May 16, 1997, the Company acquired all outstanding Membership Interest Units of YPI, a limited liability company, in a transaction accounted for as a purchase. YPI operations began to be included in the Company's financial statements on the effective date of the acquisition, May 1, 1997. In conjunction with the acquisition, the Company acquired certain advertising agreements and assumed a note payable for $90,000. The purchase price of $306,000 was allocated to advertising agreements of $85,417, note payable of $90,000 and goodwill of $310,383. The aggregate number of shares of the stock issued was derived from revenues generated by the business during the specified measurement period. Before December 31, 1997, the number of shares to be issued was finalized and a total of 680,000 shares were issued to the sellers on January 2, 1998.

 Pro forma information relating to acquisitions (unaudited)

  The following unaudited pro forma information shows the results of the Company for the year ended December 31, 1999 as if the acquisitions of Zephyr Software, eComLive and Union-Street occurred on January 1, 1999 The pro forma results of operations are unaudited, have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combinations been in effect on the dates indicated or which may occur in the future.

                                                                  (unaudited)
                                                                  ------------
   Revenue....................................................... $ 37,470,483
   Net loss......................................................  (70,947,571)
   Basic and diluted net loss per share.......................... $      (0.36)

                                INFOSPACE, INC.

Note 8: Commitments and Contingencies

  The Company has noncancellable operating leases for corporate facilities. The leases expire through 2003. Rent expense under operating leases totaled approximately $1,181,000, $935,000 and $339,000, for the years ended December 31, 1999, 1998 and 1997, respectively. The Company also has noncancellable carriage fee agreements with certain affiliates.

  Future minimum rental payments required under noncancellable operating leases are as follows for the years ending December 31:

     2000............................................................ $1,397,000
     2001............................................................  1,311,000
     2002............................................................  1,296,000
     2003............................................................    596,000
     2004............................................................     17,000
                                                                      ----------
                                                                      $4,617,000
                                                                      ==========

  Future payments required under noncancellable affiliate carriage fee agreements are as follows for the years ending December 31:

     2000........................................................... $12,083,000
     2001...........................................................  11,572,000
     2002...........................................................     900,000
     2003...........................................................     900,000
     2004...........................................................     900,000
                                                                     -----------
                                                                     $26,355,000
                                                                     ===========

  Litigation: On December 15, 1999, a complaint was filed against the Company on behalf of a former employee in federal court in New Jersey alleging claims for breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligent misrepresentation, and promissory estoppel. The former employee contends he agreed to work for InfoSpace on the basis of certain misrepresentations, that he entered into an agreement with the Company that entitles him to an option to purchase 300,000 shares of the Company's common stock, and that he was terminated without cause. The former employee seeks
(1) the right to purchase the shares of stock, (2) unspecified compensatory and punitive damages, and (3) litigation costs and attorney's fees. On January 31, 2000, the Company answered the complaint. Discovery is complete. The case has been transferred to the United States District Court for the Western District of Washington and a trial date has not yet been set. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in this suit.

  One of the shareholders of INEX Corporation filed a complaint on September 22, 1999 alleging that the original shareholders of INEX and INEX itself were bound by a shareholders agreement that entitled it to pre-emptive rights and rights of first refusal. The complaint alleges that INEX improperly made private placements, issued employee options and permitted share transfers after February 1997. The complainant alleges it should have acquired rights in approximately 88% of the INEX share capital, which would be less than one percent of our common stock. The complaint also alleges other breaches of contract, breach of fiduciary duty, corporate oppression, unlawful interference with economic relations and conspiracy. The complaint was amended on December 20, 1999 to allege that the Company assumed the obligations of

                                INFOSPACE, INC.

INEX under the alleged shareholders agreement as a result of our acquisition of INEX on October 14, 1999. The complaint seeks damages against the Company and named former INEX shareholders for the difference between the issue or sale price of INEX shares issued or transferred after February 1997 and before October 14, 1999 and the highest trading value of shares of the Company's common stock received or receivable in exchange attained before the date of trial. In the alternative, the complaint seeks special damages in the amount of $50,000,000 Canadian. The complaint also seeks $500,000 in punitive damages and constructive trusts, equitable liens and tracing remedies in both INEX shares formerly held by certain shareholders and shares of the Company's common stock received by those shareholders in exchange for their INEX shares. 435,134 shares of the Company's common stock and shares exchangeable into the Company's common stock that were part of the INEX purchase price which are held to satisfy this claim. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in this suit.

  On December 23, 1998, the Company initiated litigation against Internet Yellow Pages, Inc., or IYP, by filing suit in United States District Court for the Western District of Washington. On February 3, 1999, the Company served a first amended complaint on IYP and Greg Crane, an agent of IYP, in which the Company asserted claims for (a) account stated, (b) breach of contract, and (c) fraud. On March 5, 1999, IYP answered the Company's complaint in the Washington action, and asserted claims for breach of contract, fraud, extortion and Consumer Protection Act violations. IYP seeks relief consisting of approximately $1,500,000 and other unquantified money damages and treble damages for the CPA and attorneys' fees. Discovery is complete. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in these suits. The case is scheduled for a streamlined mini-trial before a federal magistrate on July 31, 2000.

  Settlement of litigation: On February 8, 2000, the Company reached a settlement with an alleged former employee. Under the terms of the settlement, the alleged former employee received a cash payment of $10.5 million. As this subsequent event was settled prior to the issuance of the financial statements, the expense has been recorded in the fourth quarter of 1999 in Other non-recurring expense.


  On February 22, 1999, the Company reached a settlement with a former employee. Under the terms of the settlement the former employee received a cash payment of $4.5 million. As this subsequent event was settled after December 31, 1998 but prior to the issuance of the financial statements, the expense was recorded in the fourth quarter of 1998 in Other non-recurring expense.

  Contingencies: In the Company's early stage of development, the Company did not clearly document arrangements with employees and consultants, including matters relating to the issuance of stock options. As a result of this incomplete documentation, the Company may receive claims in the future asserting rights to acquire common stock.

                                INFOSPACE, INC.

Note 9: Income Taxes

  No provision for federal income tax has been recorded as the Company has incurred net operating losses through December 31, 1999. The tax effects of temporary differences and net operating loss carryforwards that give rise to the Company's deferred tax assets and liabilities are as follows:

                                           1999          1998         1997
                                       ------------  ------------  -----------
Deferred tax assets:
  Net operating loss carryforward .... $ 24,633,500  $  3,036,000  $ 1,688,000
  Tax credits.........................    1,492,000       472,000      273,000
  Intangible amortization ............      428,000        60,000       37,000
  Compensation expense--stock options
   ...................................      204,000        59,000       59,000
  Allowance for bad debt .............      237,000       203,000       16,000
  Litigation accrual .................    3,675,000     1,530,000       47,000
  Accrued carriage fees...............      318,000           --           --
  Other, net .........................      473,500       503,000      636,000
  Warrants ...........................    6,002,000        46,000          --
  Deferred revenue ...................      199,000       473,000          --
  Sect. 195 start-up costs............    7,273,000     5,604,000    1,400,000
  State tax assets....................    4,236,000     2,564,000      445,000
                                       ------------  ------------  -----------
    Gross deferred tax assets ........   49,171,000    14,550,000    4,601,000
Deferred tax liabilities:
  Purchased technology ...............      868,000       252,000          --
  Prepaid expenses ...................      125,000       113,000          --
  Depreciation .......................      115,000        13,000        2,000
  Unrealized investment gains ........      463,000           --           --
  Other ..............................        5,000           --         2,000
                                       ------------  ------------  -----------
    Gross deferred tax liabilities ...    1,576,000       378,000        4,000
                                       ------------  ------------  -----------
    Net deferred tax assets ..........   47,595,000    14,172,000    4,597,000
Valuation allowance ..................  (47,595,000)  (14,172,000)  (4,597,000)
                                       ------------  ------------  -----------
Deferred tax balance ................. $        --   $        --   $       --
                                       ============  ============  ===========

  At December 31, 1999, 1998 and 1997, the Company fully reserved its deferred tax assets. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The net change in the valuation allowance during the years ended December 31, 1999, 1998 and 1997, was $33,423,000, $9,575,000 and $3,080,000,
respectively.

  As of December 31, 1999, the Company's federal net operating loss carryforward for income tax purposes was approximately $70 million. If not utilized, the federal net operating loss carryforwards will begin to expire between 2011 and 2019. Changes in ownership, as defined by Section 382 of the Code, may limit the amount of net operating loss carryforwards used in any one year. The Company's federal research tax credit carryforwards for income tax purposes are approximately $1,492,000. If not utilized, the federal tax credit carryforwards will begin to expire between 2011 and 2019.

  Deferred tax assets of approximately $17.5 million as of December 31, 1999 pertain to certain net operating loss carryforwards and credit carryforwards resulting from the exercise of employee stock options. When recognized, the tax benefit of these loss and credit carryforwards are accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision.

                                INFOSPACE, INC.

  The Company acquired Prio, Inc. in February 2000. As of the date of acquisition, the availability of Prio's tax attributes consisting primarily of net operating loss carryforwards and credit carryforwards will be limited under Federal and California tax laws. As of December 31, 1998, Prio, Inc. has federal net operating loss carryforwards of $20,750,000, which will expire between 2009 and 2019 and California net operating loss carryforwards of $21,033,000 which will expire from 2001 through 2004. Prio also has available research tax credit carryforwards of $1,120,000, which will expire between 2011 and 2019 and California research & manufacturing credits of $693,000 which will carry forward indefinitely.

Note 10: Net Loss Per Share

  The Company has adopted SFAS No. 128, Earnings per Share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is antidilutive. The Company had a net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented, as discussed in Note 5, were included in the computation of diluted loss per share as they were antidilutive. Options and warrants to purchase a total of 31,909,169, 12,757,182 and 5,517,716 shares of common stock were excluded from the calculations of diluted loss per share for the years ended December 31, 1999, 1998 and 1997, respectively. 680,000 contingently issuable shares of common stock have been excluded from the calculation of basic earnings per share for the year ended December 31, 1997 (Note 6).

Note 11: Information on Products and Services

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, SFAS No. 131 establishes standards for the way that companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers as well as the reporting of selected information about operating segments in interim financial statements for the year ended December 31, 1998. The adoption of SFAS 131 did not have a material effect on the Company's primary consolidated financial statements but did affect the Company's disclosures.

  The Company generates substantially all of its revenues through integrated technology and services delivered through a common physical infrastructure, and therefore the Company has only one reportable segment. Substantially all revenues are generated from domestic sources. Substantially all of the Company's long-lived assets are physically located within the United States.

  Total operating expenses are controlled centrally based on established budgets by operating department. Operating departments include product development, sales and marketing, account management and customer service, and finance and administration. Assets, technology, and personnel resources of the Company are shared and utilized for all of the Company's service offerings. These resources are allocated based on contractual requirements, the identification of enhancements to the current service offerings, and other non-financial criteria. The Company does not prepare operating statements by revenue source. The Company does not account for, and does not report to management, its assets or capital expenditures by revenue source.

                                INFOSPACE, INC.

 Revenue Information

  Revenues are derived from the Company's consumer, merchant and wireless services. These services generate revenues from advertising, content carriage, licensing fees, commerce transaction fees and guaranteed transaction fees in lieu of revenue share. Contracts with customers often utilize services from more than one area of service and include revenue from more than one revenue source.

                                                    Year Ended December 31,
                                               ---------------------------------
                                                  1999        1998       1997
                                               ----------- ---------- ----------
     Consumer revenues........................ $29,371,286 $8,370,965 $1,424,748
     Merchant revenues........................   7,355,717  1,260,962    391,794
     Wireless revenues........................     663,300        --         --
                                               ----------- ---------- ----------
     Total revenues........................... $37,390,303 $9,631,927 $1,816,542
                                               =========== ========== ==========

Note 12: Related-Party Transactions

  During the years ended December 31, 1999, 1998 and 1997, the Company sold advertising to other entities in which the Company's chief executive officer had equity interests resulting in revenues of $580,912, $19,269 and $200,000, respectively.

  During 1999, the Company entered into a technology license and development agreement for the development of a shopping cart technology with a software development company whose majority owner is related to the Company's Chairman. Under the terms of the agreement the Company paid a development fee of $400,000. The Company owns all rights to the technology and has granted a perpetual license to the software development company to use the developed technology for certain limited uses.

  In 1999 and 1998, Prio advanced to its affiliate $325,000 and $175,000, respectively. Payments which are due in 13 installments, as defined in the advance agreement, through December 2001, are applied against amounts due affiliate for consulting services provided by the affiliate to Prio. The total expense for such consulting services amounted to $100,000 and $270,000 for the years ended December 31, 1999 and 1998, respectively.

  The outstanding current portion of the advance is $187,000 and $100,000 as of December 31, 1999 and 1998, respectively. The long-term portion of $50,000 as of December 31, 1999 is included in Other Assets.

Note 13: Investments in Joint Ventures

  In 1998, the Company entered into a joint venture with Thomson Directories Limited to form TDL InfoSpace to replicate the Company's infrastructure services in Europe. TDL InfoSpace has targeted the United Kingdom as its first market, and content services were launched in the third quarter of 1998. Under the license agreement between Thomson and TDL InfoSpace, Thomson licenses its U.K. directory information database to TDL InfoSpace. Under the Web site services agreement between Thomson and TDL InfoSpace, Thomson also sells Internet yellow pages advertising for the joint venture through its local sales force. Under the Company's license agreement with TDL InfoSpace, the Company licenses technology and provides hosting services to TDL InfoSpace.

  In October 1997, Prio entered into a joint venture agreement with DataCard to form DSIPL. Pursuant to the terms of the joint venture agreement, DSIPL performs development services for DataCard and Prio.

                                INFOSPACE, INC.

Note 14: Subsequent Events (unaudited)

 Business Combinations:

  On July 3, 2000, the Company acquired Tempe, Arizona-based IQorder.com, a company that has developed technology that allows consumers to enter in a model number, UPC code, part number, barcode or ISBN in order to locate a product, compare prices and make an instant purchase. Under the terms of the acquisition, which will be accounted for as a purchase, the Company exchanged 989,959 shares of common stock for all of IQorder's outstanding shares, warrants and options valued at $58 million.

  On March 6, 2000, the Company signed a definitive agreement to acquire Cupertino, California-based, Orchest, Inc. (MoneyPlant.com). Orchest has developed a Web site to provide online account information aggregation for consumers.

 Commitments:

  In March 2000, the Company entered into a five-year lease agreement which began in May 2000 for the corporate headquarters in Bellevue, Washington. The Company will pay a monthly base rent of $250,825 per month during the first year, $252,647 per month during the second year, $263,551 per month during the third year, $265,373 per month during the fourth year and $276,276 per month during the final year.

 Investment in Joint Venture:

  On May 25, 2000, the Company sold its interest in DSIPL at an amount equal to the Company's book value.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 25, 2000               InfoSpace, Inc.

                                   By:/s/ Ellen B Alben
                                      -----------------------------
                                      Ellen B. Alben
                                      Senior Vice President, Legal and
                                        Business Affairs, and Secretary

                               INDEX TO EXHIBITS


     Exhibit
     Number    Description
     ------    -----------

      23.1     Consent of Deloitte & Touche LLP, Independent Auditors.

      23.2     Consent of KPMG LLP, Independent Auditors.